STANDSTILL AND RIGHT OF FIRST REFUSAL AGREEMENT



    This Agreement, dated as of February ____, 1994 (this
"Agreement"), by and among Cabot Oil & Gas Corporation, a Delaware corporation (the "Company"), COG Acquisition Company, a Delaware corporation and a wholly owned subsidiary of the Company ("CAC"), and Washington Energy Company, a Washington corporation ("WECO").

                           W I T N E S S E T H:

    Whereas, the beneficial and record ownership of all shares of common stock of Washington Energy Resources Company, a Washington corporation ("WERCO"), is held by WECO;

    Whereas, the Company, CAC, WECO and WERCO propose to enter into an Agreement of Merger dated as of the date hereof (the "Merger
Agreement"), which provides, among other things, that WERCO will be merged (the "Merger") with and into CAC; and

    Whereas, to induce the Company and CAC to enter into the Merger Agreement, WECO has agreed to extend to the Company certain covenants regarding standstill and rights of first refusal with respect to the equity securities of the Company acquired by WECO in connection with the Merger;

    Now, Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Section 1. Additional Definitions. As used herein, the following terms have the meanings set forth below:

    "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

    "Common Stock" means the Class A Common Stock, par value $.10 per share, of the Company.

    "Conversion Shares" means shares of Common Stock into which the Preferred Stock is convertible.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Independent Directors" means, at any time, the directors of the Company who are not affiliates of WECO at such time.

    "Initial Common Stock" means the 2,133,000 shares of Common
    Stock acquired by WECO pursuant to the Merger.

    "Initial Equity" means the Preferred Stock, the Initial Common Stock and the Conversion Shares, if any.

    "Preferred Stock" means the 1,134,000 shares of convertible preferred stock, par value $.10 per share, of the Company acquired by WECO pursuant to the Merger.

    "Securities Act" means the Securities Act of 1933, as amended.

    Section 2.  Standstill Provisions.

    (a) WECO shall not, without the prior written approval of the majority of the Company's Board of Directors, acquire, or agree, offer, seek or propose to acquire, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any of the assets or businesses of the Company (other than hydrocarbons in the ordinary course of business) or any securities issued by the Company (except as a stock dividend) or any options to acquire such ownership (including from a third party), or make any public announcement (or request permission to make any such announcement) or enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, except for the Initial Equity acquired pursuant to the Merger and, so long as WECO shall not have sold or otherwise disposed of any of the Initial Equity, the acquisition of a number of shares of Common Stock which will result in WECO being the owner of 20% of the voting stock of the Company then outstanding (as determined in accordance with generally accepted accounting principles) (or such lesser number of shares as would then entitle WECO to equity accounting treatment with respect to its investment in the Company).

    (b)  WECO shall not transfer all or any portion of the Initial
Equity if, as a result thereof, the person acquiring such securities would hold more than 5% of the outstanding voting power of the Company (assuming conversion of such portion of the Preferred Stock, if any, that is transferred), except that WECO may transfer the Preferred Stock, the Initial Common Stock and the Conversion Shares (i) pursuant to a bona fide public offering, or pursuant to Rule 144 or Rule 144A as promulgated under the Securities Act; (ii) in connection with the sale of the Company at any time to a third party approved by a majority of the Independent Directors;
(iii) to a successor entity; (iv) pursuant to a transfer to any Affiliate of WECO, provided that such Affiliate becomes a signatory party to this Agreement and continues to be an Affiliate of WECO; (v) pursuant to a bona fide pledge to bank lenders, provided such bank lenders agree to be bound by the provisions hereof; and (vi) pursuant to a tender offer approved or recommended by a majority of the Independent Directors.

    (c) WECO shall not, except solely by virtue of its representation on the Company's Board of Directors as contemplated by the Merger Agreement: (i) make, or in any way participate in, directly or indirectly, any solicitation of proxies to vote, or to seek to advise or influence any person with respect to the voting of, any voting securities of the Company; (ii) unless and until it has received the prior written invitation or approval of a majority of the Board of Directors of the Company, directly or indirectly solicit, seek or offer to effect, negotiate with or provide any information to any party with respect to, or make any public announcement or proposal to the Board of Directors of the Company, or otherwise make any public announcement or proposal or offer whatsoever with respect to, any form of business combination or other extraordinary transaction involving the Company; (iii) deposit any voting securities of the Company in a voting trust; (iv) except in connection with a sale or other disposition permitted by this Agreement, solicit any offer by any person or group to acquire any voting securities of the Company owned by WECO; (v) seek or propose to influence or control the management or policies of the Company, other than by the exercise of its voting rights;
(vi) acquire control of any entity that owns a number of shares of Common Stock of the Company in excess of 1% of the then outstanding shares of Common Stock; or (vii) acquire control of any entity that owns a number of shares of any other voting securities of the Company in excess of 1% of the then outstanding shares of such class of voting securities, or enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

    Section 3.  Right of First Refusal.

    (a)  If WECO desires to sell all or any part of its Preferred
Stock (a "Transfer") other than pursuant to a bona fide public offering, WECO shall first offer to sell such Preferred Stock to the Company in the manner specified in this Section 3.

    (b) If WECO desires to make a Transfer, it shall first give notice (the "Transfer Notice") to the Company in writing specifying the number of shares of Preferred Stock proposed to be transferred and the proposed price therefor, and any specific offer to purchase such Preferred Stock theretofore received and remaining open, identifying the offeror and setting forth all the terms of such offer. The Company shall have the right, exercisable by written notice to WECO within 15 days after receipt of the Transfer Notice, to purchase all, but not part of, the Preferred Stock specified in the Transfer Notice for cash at the price per share set forth therein.

    (c) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Preferred Stock with respect to which such right has been exercised shall take place within 30 calendar days (or if approval of such purchase by the Company's stockholders is required by law or pursuant to any stock exchange rule or policy, within 90 calendar days) after the Company gives notice of such exercise.

    (d) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, WECO shall be free to sell such shares to a third party on terms no less favorable than the terms specified in the Transfer Notice during the 120 days following the earlier of (i) notification by the Company of its election not to purchase such shares and (ii) the expiration of the time specified in subsection 3(b) above for such exercise after receipt of the Transfer Notice.

    Section 4.  Indemnification.

    (a) WECO agrees to indemnify and hold harmless the Company and CAC and their respective officers, directors and agents against and in respect of any and all losses, damages, deficiencies, costs, liabilities and expenses, including without limitation reasonable attorneys' fees, resulting from or relating to any breach by WECO of any of the agreements of WECO contained herein.

    (b)     The Company and CAC agree to indemnify and hold harmless
WECO and its officers, directors and agents against and in respect of any and all losses, damages, deficiencies, costs, liabilities and expenses, including without limitation reasonable attorneys' fees, resulting from or relating to any breach by the Company or CAC of the agreements of the Company and CAC contained herein.

    Section 5. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas.

    Section 6. Remedies. Each of WECO, the Company and CAC understand and agree that the covenants and undertakings on each of their parts herein contained are uniquely related to the desire of the parties that the Company and CAC consummate the Merger, that the Merger is a unique business opportunity for the Company, CAC, WECO and WERCO, and that, although monetary damages may be available for the breach of such covenants and undertakings, monetary damages would be an inadequate remedy therefor. Accordingly, WECO, the Company and CAC agree that the Company and CAC shall be entitled to obtain specific performance by WECO of every covenant and undertaking contained herein to be performed by them and that WECO shall be entitled to obtain specific performance from the Company and CAC of each and every covenant and undertaking herein contained to be observed or performed by the Company and CAC.

    Section 7. Survival; Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. The Company may, without the consent of WECO, assign its rights hereunder to any directly or indirectly wholly owned subsidiary of the Company for so long as that subsidiary remains a wholly owned subsidiary of the Company.

    Section 8. Amendment. This Agreement may be amended by the parties hereto at any time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

    Section 9. Notices. All notices required to be given hereunder shall be deemed given if mailed, first class, postage prepaid, to the respective parties at its address as set out in the following.

    If to WECO:

       Washington Energy Company
       815 Mercer Street
       Seattle, Washington 98109
       Attention:  James P. Torgerson, Senior Vice
                      President-Finance

    If to the Company:

       Cabot Oil & Gas Corporation
       15375 Memorial Drive
       Houston, Texas  77079
       Attention:  John U. Clarke-Executive Vice President

    Section 10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

    Section 11. Headings. Section headings are included solely for convenience and are not to be considered to be part of this Agreement and are not intended to be an accurate description of the contents hereof.

    Section 12. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    Section 13. Termination. Except for the obligations set forth in Section 4 hereof, the obligations of the parties hereto under this Agreement shall terminate at such time as WECO and its Affiliates cease to own 5% or more of the then outstanding voting securities of the Company, assuming conversion of the Preferred Stock.

    In Witness Whereof, the parties hereto have caused this Agreement to be executed and entered into as of the date first set forth above.

                         Cabot Oil & Gas Corporation

                         /s/ John U. Clarke

                         By: John U. Clarke
                         Title:  Executive Vice President



                         COG Acquisition Company

                         /s/ John U. Clarke

                         By: John U. Clarke
                         Title:  Executive Vice President



                         Washington Energy Company

                         /s/ Robert R. Golliver

                         By: Robert R. Golliver
                         Title: President and Chief Operating Officer